UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2017

Shenandoah Telecommunications Company
(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

(540) 984-4141
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment (as defined therein) is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Amendment is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On February 22, 2017, the Board of Directors of Shenandoah Telecommunications Company (the “Company”) voted to terminate the Company’s Shareholder Rights Plan as described below. Also, the Company and American Stock Transfer and Trust Company (the “Rights Agent”), have executed an Amendment (the “Amendment”), dated as of February 23, 2017, to that certain Rights Agreement dated as of January 24, 2008, between the Company and the Rights Agent (the “Rights Agreement”), regarding the Company’s common stock purchase rights (the “Rights”).

The Amendment will have the effect of causing the Rights Agreement and the Rights to terminate on February 28, 2017.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment to Rights Agreement, dated February 23, 2017, between the Company and American Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

Date: February 28, 2017	/s/ Raymond B. Ostroski
Raymond B. Ostroski Vice President – Legal and General Counsel (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Amendment to Rights Agreement, dated February 23, 2017, between the Company and American Stock Transfer and Trust Company, as Rights Agent.